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                                                                      EXHIBIT 5


                     [LETTERHEAD OF KATTEN MUCHIN & ZAVIS]

                                                                 (312) 902-5200
                                  May 22, 1998

Nanophase Technologies Corporation
453 Commerce Street
Burr Ridge, Illinois  60521

Ladies and Gentlemen:

     We have acted as counsel for Nanophase Technologies Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") for the registration for sale under the Securities Act of 1933, as amended (the "Act"), of 2,758,032 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), which may be issued pursuant to the Nanophase Technologies Corporation Amended and Restated 1992 Stock Option Plan, as amended (the "Plan"). This opinion is being furnished in accordance with the requirements of Item 605(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

           1.  The Registration Statement;

           2.  The Certificate of Incorporation of the Company;

           3.  The By-Laws of the Company;

           4. Records of proceedings and actions of the Board of Directors of the Company relating to the adoption and amendment of the Plan;

           5. Written consents of the stockholders of the Company relating to the adoption and amendment of the Plan;

           6.  The Plan;

           7. The form of Option Agreement under the Plan (the "Option Agreement");

           8. Certificates of public officials, officers, representatives and agents of the Company, and we have assumed that all of the representations contained therein are accurate and complete; and


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Nanophase Technologies Corporation
May 22, 1998
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           9.  Such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, we are of the opinion that the 2,758,032 shares of Common Stock issuable under the Plan, when issued and delivered by the Company in accordance with the terms of the Plan and the applicable Option Agreements, will be validly issued, fully paid and nonassessable securities of the Company.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other laws. In addition, we express no opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. In connection therewith, we hereby consent to the use of this opinion for filing as Exhibit 5 to the Registration Statement.

                                            Very truly yours,


                                            /s/ Katten Muchin & Zavis

                                            KATTEN MUCHIN & ZAVIS